EXHIBIT 99.1

Synthesis Energy Systems, Inc. and Suzhou THVOW Technology Co. Announce Final Negotiations for a Restructuring Agreement for their Joint Venture, Tianwo-SES Clean Energy Technologies Co.

HOUSTON, Aug. 14, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today announced that its Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) joint venture partner, Suzhou THVOW Technology Co., Ltd. (THVOW) (Shenzhen listing code:002564), reported in a press release dated August 11, 2017 that the parties are restructuring Tianwo-SES. SES confirms that the Company is finalizing the details of the restructuring agreement, and that the total deal value is expected to be 11 million Yuan (approximately $1.65 million).

SES President and CEO, DeLome Fair, commented: “This restructuring of Tianwo-SES, our Shanghai-based technology and equipment supply partnership with THVOW, includes the entry of the Innovative Coal Chemical Design Institute (ICCDI) which brings more engineering and construction expertise into Tianwo-SES alongside THVOW’s global equipment manufacturing and supply and our leading syngas technology capabilities. ICCDI engineered and constructed all three CHALCO operating syngas projects using our technology today. We are pleased to be nearing completion of what we believe will be a mutually beneficial agreement with our Tianwo-SES partner. As part of the restructuring we expect to reduce our ownership position in Tianwo-SES from our original 35% holdings to 25%.”

As part of the first step of the agreements to be finalized, SES has received an initial payment of 1.2 million Yuan (approximately $180,000) for all outstanding invoices for services SES has provided to Tianwo-SES.

SES, through its wholly owned subsidiary, SES Asia Technologies, Ltd., originally entered into definitive agreements to form the Tianwo-SES joint venture with THVOW, formerly Zhangjiagang Chemical Machinery Co., Ltd. in February 2014. Since formation, Tianwo-SES successfully completed the supply of specialty equipment and technology related to SES’s syngas generation technology to the three CHALCO projects built by ICCDI.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com